UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15 , 2006

NEWGOLD, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 900 Sacramento, CA	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 449-3913

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 15, 2006 Cornell Capital Partners submitted Notices of Conversion to convert the remaining $400,000 of principal of its Secured Convertible Debentures with Newgold, Inc. The conversion included $100,000 of the remaining principal on the Secured Convertible Debenture dated January 27, 2006; $100,000 of the remaining principal of its Secured Convertible Debenture dated March 9, 2006; and the $200,000 prinicipal amount of its Secured Convertible Debenture dated July 17, 2006. The $400,000 of principal will be converted into a total of 1,523,229 shares of Newgold common stock while accrued interest of $30,947.95 will be converted into 117,852 shares of Newgold common stock. The issued shares are included in Newgold's currently effective resale prospectus.

After the conversion, Cornell Capital Partners will have converted the entire amount of its Secured Convertible Debentures issued by Newgold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006          NEWGOLD, INC.

    By: /s/ A. Scott Dockter
   A. Scott Dockter
   Chief Executive Officer
   (Duly Authorized Officer)